SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                         ------------------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of report (Date of earliest event reported) December 3, 1997



                          MASON-DIXON BANCSHARES, INC.
               (Exact name of Registrant as specified in Charter)


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

          Maryland                     0-20516                       52-1764929
(State or other Jurisdiction    (Commission File Number)   (IRS Employer Identification
  of incorporation)                                                      No.)

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                    45 W. Main Street, Westminster, MD 21157
                (Address of Principal Executive Offices/Zip Code)



       Registrant's telephone number, including area code: (410) 857-3401




                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)










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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events.

         On November 28, 1997, Mason-Dixon Bancshares, Inc. issued a press release entitled "Mason-Dixon Bancshares to Purchase Leading Maryland Consumer Finance Company," a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MASON-DIXON BANCSHARES, INC.



Date: December 3, 1997               By: /s/ Thomas K. Ferguson
                                         -------------------------------------
                                         Thomas K. Ferguson
                                         President and Chief Executive Officer



F4660.600



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                                  EXHIBIT INDEX



Exhibit
Number   Description of Exhibit                                        Page

99.1     Press Release entitled "Mason-Dixon Bancshares to               5
         Purchase Leading Maryland Consumer Finance
         Company" dated November 28, 1997.



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                                                                Exhibit 99.1

                     NEWS FROM MASON-DIXON BANCSHARES, INC.

FOR RELEASE

Thomas K. Ferguson
Chief Executive Officer
410-857-3400

Mark A. Keidel
Chief Financial Officer
410-857-3453

MASON-DIXON BANCSHARES TO PURCHASE LEADING MARYLAND CONSUMER
FINANCE COMPANY

Westminster, MD - November 28, 1997 - Mason-Dixon Bancshares, Inc. (NASDAQ:MSDX) today announced it has signed an agreement to purchase the Baltimore-based Rose Shanis Companies, a family owned consumer finance company with approximately $47 million in loans outstanding.

Founded in 1932, by Rose Shanis Glick, the Rose Shanis organization consists of a network of 12 strategically located branch offices located around the Baltimore Beltway and in the cities of Annapolis, Bel Air and Easton, MD. In addition to originating consumer loans through its branches, the company also finances consumers' purchases of large ticket items, such as automobiles, appliances and furniture through a network of dealers with whom Rose Shanis has developed strong, long-term relationships.

"We see the addition of the Rose Shanis organization to our franchise as a very solid strategic fit," said Thomas K. Ferguson, President and CEO of Mason-Dixon Bancshares. "It's a logical extension of the balance sheet and a business line in which we already have considerable experience and a favorable track record. Rose Shanis has historically produced strong loan growth and excellent profitability."

"The Rose Shanis network of offices is well-situated and complements the existing branch locations of our two banks," said Ferguson.

Upon completion of the transaction, which is expected to occur in early 1998, Rose Shanis will be operated as a wholly-owned subsidiary of Mason-Dixon Bancshares, Inc. Rose Shanis' President, Norman J. Glick, will continue his affiliation with the Company after the acquisition, according to Ferguson.

Mason-Dixon Bancshares is headquartered in Westminster, MD and through its two banking subsidiaries (Carroll County Bank and Trust Company and Bank of Maryland) operates 22 retail banking offices in Central Maryland and on Maryland's Eastern Shore. Other operating divisions include Mason-Dixon Trust Company, Mason-Dixon Bancshares Mortgage Company, Mason- Dixon Investment Services, and Mason-Dixon Commercial Finance. At September 30, 1997, Mason-Dixon had total assets of $982 million, and was ranked as the 5th largest locally-headquartered financial institution in Maryland.



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